Exhibit 99.1

CWAN Announces Third Quarter 2025 Financial Results

Quarterly Revenue of $205.1 Million, Up 77% Year-Over-Year
Adjusted EBITDA of $70.7 Million, Up 84% Year-Over-Year
Operating Cash Flows of $49.0 Million Enabled Repayment of $40 Million of Debt

BOISE, Idaho — November 5, 2025 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“CWAN” or the “Company”), the most comprehensive technology platform for investment management, today announced its financial results for the quarter ended September 30, 2025.

“Q3 was our first quarter as an integrated company and we demonstrated strong execution and financial performance, with quarterly revenue of $205.1 million, up 77% year-over-year. Our single instance, single security master architecture allows Gen AI models and agents to learn very quickly, helping us drive very strong growth in unit economics. Non-GAAP gross margin for the combined business was 78.5%, reaching an important milestone meaningfully before our earlier expectations. Adjusted EBITDA was approximately $71 million, up 84% year-over-year,” said Sandeep Sahai, CEO at CWAN. “The integration continues to be ahead of schedule, and we have impressive proof points across all fronts. We secured marquee wins with insurance, hedge funds, asset management and asset owners globally that chose CWAN in competitive processes against legacy providers. Clients are enthusiastic about our ability to provide an open, modular platform and are genuinely excited about the transformative power of Gen AI that we can bring to them. Our clients are already experiencing transformative results using over 800 AI agents, including 90% reductions in manual reconciliation effort and 80% faster report generation. With Gen AI agents learning from our proprietary data, we expect to lead in insights and agentic reporting, significantly altering the efficiency of the investment management industry.”

Third Quarter 2025 Financial Results Summary

•Revenue: Total revenue for the third quarter of 2025 was $205.1 million, an increase of 77.1%, from $115.8 million in the third quarter of 2024.

•Gross Profit: Gross profit for the third quarter of 2025 increased to $134.5 million, which equates to a 65.6% GAAP gross margin, compared with gross profit of $84.5 million and GAAP gross margin of 72.9% in the third quarter of 2024. Non-GAAP gross profit for the third quarter of 2025 was $161.0 million, which equates to a 78.5% non-GAAP gross margin, compared with non-GAAP gross profit of $90.9 million and non-GAAP gross margin of 78.5% in the third quarter of 2024.

•Net Income/(Loss): Net loss for the third quarter of 2025 was $10.5 million, compared with net income of $4.8 million in the third quarter of 2024. Non-GAAP net income for the third quarter of 2025 increased to $40.6 million, an increase of 31.2% from $31.0 million in the third quarter of 2024.

•Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2025 was $70.7 million, an increase of 84.5%, from $38.3 million in the third quarter of 2024. Adjusted EBITDA margin for the third quarter of 2025 was 34.5%, an increase of 140 basis points over the third quarter of 2024.

•Cash Flows: Operating cash flows for the third quarter of 2025 were $49.0 million. Free cash flows for the third quarter of 2025 were $44.9 million.

•Net Loss Per Share and Non-GAAP Net Income Per Share: Net loss per basic and diluted share was $0.04 in the third quarter of 2025. Non-GAAP net income per basic share was $0.14, and non-GAAP net income per diluted share was $0.14 in the third quarter of 2025.

•Cash, cash equivalents, and investments were $64.1 million as of September 30, 2025. Total debt, net of debt issuance cost, was $838.9 million as of September 30, 2025.

Third Quarter 2025 Key Metrics Summary

•Annualized Recurring Revenue: As of September 30, 2025, annualized recurring revenue (“ARR”) reached $807.5 million, an increase of 77% from $456.9 million as of September 30, 2024. Organic ARR excluding acquisitions was $534.4 million, a sequential increase of $21.7 million from June 30, 2025.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the     number of days in the month and multiplying by 365.

•Gross Revenue Retention Rate: As of September 30, 2025, the gross revenue retention rate was 98%.

Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.

•Net Revenue Retention Rate: As of September 30, 2025, the net revenue retention rate was 108%.

Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.
Recent Business Highlights

•CWAN hosted its annual user conference Connect ’25 from September 15-17 at the Boise Centre, where over 500 customers gathered to learn about the Company’s front-to-back investment management platform. The Company announced significantly enhanced capabilities for its Alternative Assets Solution that directly addresses the scalability and compliance challenges facing the $2.5 trillion private credit market. The new capabilities automate bespoke loan structures, accelerate fund research with AI, synchronize data across asset owners and managers, and consolidate mortgage reporting — enabling institutions to scale allocations to private credit and private funds with greater speed and confidence.

•At CWAN Connect ’25, the Company announced the winners of its Client Excellence Awards, highlighting the individuals, teams and firms who are setting new standards in investment management operations through transformational technology and operational breakthroughs. Company winners included ERAC, a heritage GE company; Midwest Holding; Prosperity Asset Management; U.S. Bank, N.A.; and Welton Investment Partners. This year’s excellence award winners included individuals from Arch Capital Group, Nationwide, and Shelter Mutual Insurance Company.

•On September 3rd, 2025, at our Investor Day, we announced a $100 million share buyback. We repurchased $8.9 million of CWAN shares in the quarter.

•Texas Treasury Safekeeping Trust Company selected CWAN in a competitive process against multiple legacy providers to manage a multi-billion dollar endowment portfolio, validating the strategic value of our products, including CWAN LPx and Fund Accounting. Our differentiated approach to addressing the complexities of alternative assets was pivotal in this decision, demonstrating our ability to analyze and report on a diverse range of investment types within a single platform.

•The Latin American Reserve Fund (FLAR) is a regional financial institution created by several Latin American countries to strengthen the economic and financial stability of its member nations, supporting central banks through credit facilities, international reserve management, and the promotion of sound economic policies. FLAR chose CWAN for our value proposition and FLAR’s commitment to the continuous improvement of its processes, including the management of its providers and the use of technology.

•CWAN announced that:
◦It partnered with J.P. Morgan Asset Management to launch an automated cash management solution for hedge funds. The new integration connects Enfusion by CWAN and Morgan Money® to optimize yield, diversification, and liquidity control for hedge fund clients.
◦T. Rowe Price has successfully implemented the CWAN platform to support its stable value operations, achieving significant improvements across participant service and operations.

◦Prosperity Life Group and its insurance-focused asset manager, Prosperity Asset Management, has expanded its use of the CWAN platform to support their continued growth in mortgage assets, particularly complex residential tranche loans (RTLs).
◦McCormick & Company has adopted CWAN’s commercial paper (CP) workflow solution to streamline short-term capital raising and improve oversight of its program.
◦U.S Bank N.A., in partnership with CWAN, launched a compliance solution for government clients, delivering CWAN’s compliance solution as a standalone option. The partnership provides government clients with a streamlined approach to enhance oversight, ensure accurate reporting, and meet regulatory requirements.
◦Agile Investment Management, LLC selected CWAN’s integrated risk and performance attribution solution, demonstrating the power of CWAN’s unified ecosystem by combining Enfusion by CWAN’s front-office strength with the platform’s institutional-grade risk and performance analytics.

•CWAN strengthened its board by appointing two new independent board members to accelerate international growth and innovation: Dr. Mukesh Aghi, former CEO of several technology companies and the current CEO of the U.S.-India Strategic Partnership Forum, and Bas NieuweWeme, former Global CEO of Aegon Asset Management.

Consolidated Guidance for CWAN:

Fourth Quarter 2025
Revenue	$216 million to $217 million
Year-over-Year Growth %	71% to 72%
Adjusted EBITDA	$73 million
Adjusted EBITDA Margin %	34%

Consolidated Guidance for CWAN:

Full Year 2025
Revenue	$730 million to $731 million
Year-over-Year Growth %	62%
Adjusted EBITDA	$247 million
Adjusted EBITDA Margin %	34%

Certain components of the guidance given above are provided on a non-GAAP basis only without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations.
Conference Call Details

CWAN will hold a conference call and webcast on November 5, 2025, at 5:00 p.m. Eastern time to discuss third quarter 2025 financial results, provide a general business update, and respond to analyst questions.
A live webcast of the call will also be available on the Company’s investor relations website. Please visit investors.cwan.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.
If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.
About CWAN

CWAN (NYSE: CWAN) is transforming investment management with the industry’s most comprehensive cloud-native platform for institutional investors across global public and private markets. While legacy systems create risk, inefficiency, and data fragmentation, CWAN’s single-instance, multi-tenant architecture delivers real-time data and AI-driven insights throughout the investment lifecycle. The platform eliminates information silos by integrating portfolio management, trading, investment accounting, reconciliation, regulatory reporting, performance, compliance, and risk analytics in one unified system. Serving leading insurers, asset managers, hedge funds, banks, corporations, and governments, CWAN supports over $10 trillion in assets globally. Learn more at www.cwan.com.

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Investor Contact:
Kamil Mielczarek | +1 208-510-6856 | investors@cwan.com
Media Contact:
Claudia Cahill | +1 703-728-1221 | press@cwan.com
Use of non-GAAP Information

This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow.

The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.

The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, transaction expenses, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.
Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from CWAN’s current expectations and include, but are not limited to, the Company’s ability to successfully integrate the operations and technology of its acquisitions of Enfusion, Beacon and Bistro (the “Acquisitions”) with those of the Company and to obtain third party data rights, retain and incentivize the employees of the Acquisitions following the close of the Acquisitions, retain the Acquisitions’ clients, repay debt incurred in connection with the Acquisitions and meet financial covenants to be imposed in connection with such debt, risks that synergies and growth from the Acquisitions may not be fully realized or may take longer to realize than expected, the Company's ability to keep pace with rapid technological change and market developments, including artificial intelligence, competitors in its industry, the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, the Company's ability to manage growth, the Company’s ability to attract and retain skilled employees, the possibility that the Company’s solutions fail to perform properly, disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, factors related to the Company's ownership structure as well as other risks and uncertainties detailed in CWAN’s periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 26, 2025 (as amended by Amendment No. 1 thereto, filed with the SEC on March 7, 2025), and in other periodic reports filed by the Company with the SEC. These filings are available at www.sec.gov and on the Company’s website.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the time they are made. The Company does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of the Company.
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Clearwater Analytics Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts and per share amounts, unaudited)

	September 30		December 31
	2025		2024
Assets
Current assets:
Cash and cash equivalents	$60,750		$177,350
Short-term investments	3,398		78,139
Accounts receivable, net	152,791		106,151
Prepaid expenses and other current assets	33,871		23,006
Total current assets	250,810		384,646
Property, equipment and software, net	26,262		14,797
Operating lease right-of-use assets, net	40,315		24,797
Deferred contract costs, non-current	9,551		7,013
Debt issuance costs - line of credit	3,670		339
Deferred tax assets, net	671,801		602,500
Intangible assets, net	714,118		30,868
Goodwill	1,267,108		70,971
Long-term investments	—		30,301
Other non-current assets	6,877		3,340
Total assets	$2,990,512		$1,169,572
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,316		$2,934
Accrued expenses and other current liabilities	83,610		55,654
Deferred revenue	17,152		7,329
Notes payable, current portion	8,000		2,750
Operating lease liability, current portion	15,537		8,350
Tax receivable agreement liability	—		35
Total current liabilities	127,615		77,052
Notes payable, less current maturities and unamortized debt issuance costs	830,869		43,164
Operating lease liability, less current portion	28,448		17,655
Other long-term liabilities	2,029		1,470
Total liabilities	988,961		139,341
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 288,280,392 shares issued and outstanding as of September 30, 2025, 212,857,580 shares issued and outstanding as of December 31, 2024	288		213
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, 4,506,422 share issued and outstanding as of September 30, 2025; and no share issued and outstanding as of December 31, 2024	5		—
Class C common stock, par value $0.001 per share; 452,622,413 shares authorized, no share issued and outstanding as of September 30, 2025; and 500,000,000 shares authorized, 12,542,110 shares issued and outstanding December 31, 2024	—		13
Class D common stock, par value $0.001 per share; 369,916,245 shares authorized, no share issued and outstanding as of September 30, 2025; 500,000,000 shares authorized, 22,243,668 shares issued and outstanding as of December 31, 2024	—		22
Additional paid-in-capital	1,712,800		725,174
Accumulated other comprehensive income (loss)	7,448		(1,113)
Retained earnings	261,009		283,946
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	1,981,550	1,981,550	1,008,255
Non-controlling interests	20,001		21,976
Total stockholders' equity	2,001,551	2,001,551	1,030,231
Total liabilities and stockholders' equity	$2,990,512		$1,169,572

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$205,110	$115,828	$513,911	$325,338
Cost of revenue(1)	70,638	31,357	167,984	89,426
Gross profit	134,472	84,471	345,927	235,912
Operating expenses:
Research and development(1)	52,065	36,618	139,219	109,654
Sales and marketing(1)	44,471	17,889	103,323	49,369
General and administrative(1)	31,382	22,626	104,328	65,873
Total operating expenses	127,918	77,133	346,870	224,896
Income (loss) from operations	6,554	7,338	(943)	11,016
Interest expense	16,119	1,076	30,502	3,256
Tax receivable agreement expense	—	5,344	—	11,545
Other (income) expense, net	439	(3,365)	(3,429)	(10,560)
Income (loss) before income taxes	(10,004)	4,283	(28,016)	6,775
Provision for (benefit from) income taxes	510	(486)	(287)	(505)
Net income (loss)	(10,514)	4,769	(27,729)	7,280
Less: Net income (loss) attributable to non-controlling interests	(179)	1,140	(988)	2,184
Net income (loss) attributable to Clearwater Analytics Holdings, Inc.	$(10,335)	$3,629	$(26,741)	$5,096

Net income (loss) per share attributable to Class A and Class D common stockholders stock:
Basic	$(0.04)	$0.02	$(0.10)	$0.02
Diluted	$(0.04)	$0.02	$(0.10)	$0.02

Weighted average shares of Class A and Class D common stock outstanding:
Basic	287,979,411	219,009,124	265,498,307	216,880,515
Diluted	287,979,411	231,467,214	265,498,307	227,768,434

(1)Amounts include equity-based compensation as follows:

Cost of revenue	$4,398	$3,460	$12,480	$9,879
Operating expenses:
Research and development	7,097	8,674	24,588	26,767
Sales and marketing	12,680	3,905	26,870	10,418
General and administrative	9,295	9,937	30,792	27,995
Total equity-based compensation expense	$33,470	$25,976	$94,730	$75,059

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income (loss)	$(10,514)	$4,769	$(27,729)	$7,280
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,300	3,239	56,052	8,730
Noncash operating lease cost	5,281	2,345	12,299	6,900
Equity-based compensation	33,470	25,976	94,730	75,059
Amortization of deferred contract acquisition costs	3,338	1,160	7,125	3,573
Amortization of debt issuance costs, included in interest expense	977	70	1,793	209
Debt extinguishment cost	—	—	419	—
Deferred tax benefit	(2,239)	(1,084)	(2,730)	(3,076)
Accretion of discount on investments	—	(556)	(284)	(1,732)
Realized (gain) loss on investments	—	—	(112)	24
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(4,771)	(3,157)	5,574	(7,875)
Prepaid expenses and other assets	2,802	3,654	(8,620)	2,561
Deferred contract acquisition costs	(4,671)	(1,645)	(8,711)	(3,416)
Accounts payable	(2,815)	1,306	(1,965)	1,586
Accrued expenses and other liabilities	(1,101)	8,001	(6,150)	3,763
Tax receivable agreement liability	—	5,579	(35)	9,934
Other long-term liabilities	(73)	—	(1,091)	—
Net cash provided by operating activities	48,984	49,657	120,565	103,520
INVESTING ACTIVITIES
Purchases of property, equipment and software	(4,057)	(1,546)	(8,512)	(4,437)
Purchases of intangible assets	(55)	—	(239)	—
Purchase of held to maturity investments	—	—	(4,686)	(3,009)
Purchases of available-for-sale investments	—	(26,578)	—	(93,968)
Proceeds from sale of available-for-sale investments	—	—	89,479	—
Proceeds from maturities of investments	—	27,025	20,375	86,867
Acquisition of businesses, net of cash acquired	—	—	(1,074,783)	(40,121)
Payment of asset acquisition holdback liability	—	—	(10,000)	—
Payment of initial direct costs for operating leases	—	—	(89)	(104)
Net cash used in investing activities	(4,112)	(1,099)	(988,455)	(54,772)
FINANCING ACTIVITIES
Proceeds from exercise of options	—	101	168	210
Taxes paid related to net share settlement of equity awards	(2,893)	(9,582)	(32,232)	(42,663)
Repurchase of common stock	(8,503)	—	(8,503)	—
Proceeds from borrowings, net of payment of debt issuance costs	—	—	924,475	—
Repayments of borrowings	(40,000)	(1,375)	(137,063)	(2,062)
Payment of business acquisition holdback liability	—	—	—	(780)
Proceeds from employee stock purchase plan	—	—	3,316	2,795
Payment of tax distributions	—	(17)	—	(25)
Net cash provided by (used in) financing activities	(51,396)	(10,873)	750,161	(42,525)
Effect of exchange rate changes on cash and cash equivalents	(1,130)	914	1,129	706
Change in cash and cash equivalents during the period	(7,654)	38,599	(116,600)	6,929
Cash and cash equivalents, beginning of period	68,404	190,095	177,350	221,765
Cash and cash equivalents, end of period	$60,750	$228,694	$60,750	$228,694
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$15,137	$865	$16,892	$2,627

Cash paid for income taxes	$310	$589	$1,166	$1,179
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property, equipment and software included in accounts payable and accrued expense	$54	$25	$54	$25
Acquisition of Bistro intangible assets paid in common stock	$—	$—	$102,729	$—
Repurchase of common stock included in accrued expenses and other liabilities	$360	$—	$360	$—
Business acquisition liability included in accrued expenses and other liabilities	$62	$—	$62	$—
Tax distributions payable to Continuing Equity Owners included in accrued expenses	$2	$3,889	$2	$3,889

Clearwater Analytics Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands, unaudited)

	Three Months Ended September 30,
	2025		2024
	(in thousands, except percentages)
Net income (loss)	$(10,514)	(5%)	$4,769	4%
Adjustments:
Interest expense	16,119	8%	1,076	1%
Depreciation and amortization	29,300	14%	3,239	3%
Equity-based compensation expense and related payroll taxes	34,330	17%	26,907	23%
Tax receivable agreement expense	—	—%	5,344	5%
Transaction expenses(1)	549	0%	248	0%
Amortization of prepaid management fees and reimbursable expenses	—	—%	608	0%
Provision for (benefit from) income tax expense	510	0%	(486)	0%
Other (income) expense, net	439	0%	(3,365)	(3%)
Adjusted EBITDA	$70,733	34%	$38,340	33%
Revenue	$205,110	100%	$115,828	100%

	Nine Months Ended September 30,
	2025		2024
	(in thousands, except percentages)
Net income (loss)	$(27,729)	(5%)	$7,280	2%
Adjustments:
Interest expense	30,502	6%	3,256	1%
Depreciation and amortization	56,052	11%	8,730	3%
Equity-based compensation expense and related payroll taxes	100,735	20%	80,540	25%
Tax receivable agreement expense	—	—%	11,545	3%
Transaction expenses(1)	18,263	3%	1,926	1%
Amortization of prepaid management fees and reimbursable expenses	10	0%	1,780	0%
Provision for (benefit from) income tax expense	(287)	0%	(505)	0%
Other (income) expense, net	(3,429)	(1%)	(10,560)	(3%)
Adjusted EBITDA	$174,117	34%	$103,992	32%
Revenue	$513,911	100%	$325,338	100%
(1) Transaction expenses primarily consist of severance costs, transaction related bonuses, professional & legal fees and administrative costs for closed acquisitions.

Clearwater Analytics Holdings, Inc.
Reconciliation of Free Cash Flow
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$48,984	$49,657	$120,565	$103,520
Less: Purchases of property, equipment and software	4,057	1,546	8,512	4,437
Free Cash Flow	$44,927	$48,111	$112,053	$99,083

Clearwater Analytics Holdings, Inc.
Reconciliation of Non-GAAP Information
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$205,110	$115,828	$513,911	$325,338

Gross profit	$134,472	$84,471	$345,927	$235,912
Adjustments:
Equity-based compensation expense and related payroll taxes	4,646	3,743	13,817	10,583
Depreciation and amortization	21,873	2,702	42,115	7,298
Gross profit, non-GAAP	$160,991	$90,916	$401,859	$253,793
As a percentage of revenue, non-GAAP	78%	78%	78%	78%

Cost of Revenue	$70,638	$31,357	$167,984	$89,426
Adjustments:
Equity-based compensation expense and related payroll taxes	4,646	3,743	13,817	10,583
Depreciation and amortization	21,873	2,702	42,115	7,298
Cost of revenue, non-GAAP	$44,119	$24,912	$112,052	$71,545
As a percentage of revenue, non-GAAP	22%	22%	22%	22%

Research and development	$52,065	$36,618	$139,219	$109,654
Adjustments:
Equity-based compensation expense and related payroll taxes	7,426	9,085	26,237	30,265
Depreciation and amortization	472	215	986	580
Research and development, non-GAAP	$44,167	$27,318	$111,996	$78,809
As a percentage of revenue, non-GAAP	22%	24%	22%	24%

Sales and marketing	$44,471	$17,889	$103,323	$49,369
Adjustments:
Equity-based compensation expense and related payroll taxes	12,806	4,052	28,121	10,994
Depreciation and amortization	6,054	174	11,123	464
Sales and marketing, non-GAAP	$25,611	$13,663	$64,079	$37,911
As a percentage of revenue, non-GAAP	12%	12%	12%	12%

General and administrative	$31,382	$22,626	$104,328	$65,873
Adjustments:
Equity-based compensation expense and related payroll taxes	9,452	10,027	32,560	28,698
Depreciation and amortization	901	148	1,828	388
Amortization of prepaid management fees and reimbursable expenses	—	608	10	1,780
Transaction expenses	549	248	18,263	1,926
General and administrative, non-GAAP	$20,480	$11,595	$51,667	$33,081

As a percentage of revenue, non-GAAP	10%	10%	10%	10%

Income (loss) from operations	$6,554	$7,338	$(943)	$11,016
Adjustments:
Equity-based compensation expense and related payroll taxes	34,330	26,907	100,735	80,540
Depreciation and amortization	29,300	3,239	56,052	8,730
Amortization of prepaid management fees and reimbursable expenses	—	608	10	1,780
Transaction expenses	549	248	18,263	1,926
Income from operations, non-GAAP	$70,733	$38,340	$174,117	$103,992
As a percentage of revenue, non-GAAP	34%	33%	34%	32%

Net income (loss)	$(10,514)	$4,769	$(27,729)	$7,280
Adjustments:
Equity-based compensation expense and related payroll taxes	34,330	26,907	100,735	80,540
Depreciation and amortization	29,300	3,239	56,052	8,730
Tax receivable agreement expense	—	5,344	—	11,545
Amortization of prepaid management fees and reimbursable expenses	—	608	10	1,780
Transaction expenses	549	248	18,263	1,926
Tax impacts of adjustments to net income (loss) (1)	(13,034)	(10,157)	(37,048)	(27,824)
Net income, non-GAAP	$40,631	$30,958	$110,283	$83,977
As a percentage of revenue, non-GAAP	20%	27%	21%	26%

Net income per share - basic, non-GAAP	$0.14	$0.14	$0.42	$0.39
Net income per share - diluted, non-GAAP	$0.14	$0.12	$0.39	$0.33

Weighted average common shares outstanding - basic	287,979,411	219,009,124	265,498,307	216,880,515
Weighted average common shares outstanding - diluted	299,021,144	258,965,226	282,426,706	255,291,333
(1)The non-GAAP effective tax rate was 25% for the three and nine months ended September 30, 2025 and 2024, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share.